Exhibit 10.8

SMITH BARNEY FUTURES MANAGEMENT INC.

390 Greenwich Street, 1st Floor, New York, New York 10013-2396

July 8, 1997

Chesapeake Capital Corp.

500 Forest Avenue

Richmond, Va. 23229

Attention: Mr. John Hoade

Re:	Management Agreement Renewal
Smith Barney Tidewater Futures Fund L.P.

Dear Mr. Hoade:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the “Management Agreement”). We would like to extend the term of the Management Agreement through June 30, 1998. The provisions of the Management Agreement that have changed are as follows:

1.	The Fund will now trade the Diversified 2XL program instead of the Diversified program.
2.	The fees will now be a 2% management fee and a 23% incentive fee.

Please indicate your agreement to and acceptance of these modifications by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above

Very truly yours,
SMITH BARNEY FUTURES MANAGEMENT INC.
By:	/s/ Daniel A. Dantuono
Chief Financial Officer, Director & Treasurer

AGREED AND ACCEPTED
CHESAPEAKE CAPITAL CORP.		* Smith Barney Futures Management Will advise when the change to the Diversified 2XL Program will take place.
By:	/s/ John M. Hoade
Print Name:	John M. Hoade	JMH 7/8/97

DAD/sr

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